Exhibit 4.3

Execution Version

SECOND AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER 5, 2010

AMONG

WESTWAY GROUP, INC.,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of November 5, 2010, is among Westway Group, Inc., a Delaware corporation (the “Borrower”); each Guarantor (together with the Borrower, each an “Obligor”); each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Credit Agreement dated as of November 12, 2009 (as amended by that certain First Amendment to Credit Agreement dated as of June 22, 2010, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The following definition is hereby amended to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, and as the same may from time to time be amended, modified, supplemented or restated.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of June 22, 2010, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of November 5, 2010, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means November 5, 2010.

2.2 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended to read:

(a) Consolidated Total Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit its Consolidated Total Leverage Ratio to exceed the ratio specified for such period:

Period	Ratio

December 31, 2010 to December 31, 2011	3.75 to 1.0

Each fiscal quarter thereafter	3.25 to 1.0

2.3 Amendment to Section 9.05(g). Section 9.05(g) is hereby amended to read:

(g) Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor, (iii) made by the Borrower or any Domestic Subsidiary in or to any non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary outstanding on the Effective Date plus additional Investments thereafter in an aggregate amount at any one time outstanding not to exceed $30,000,000, (iv) disclosed in writing to the Administrative Agent and the Majority Lenders prior to the Second Amendment Effective Date in an amount not to exceed $60,000,000, which Investments are consummated prior to March 31, 2011, and (v) made by any Foreign Subsidiary in another Foreign Subsidiary;

2.4 Amendment to Section 9.20. Section 9.20 is hereby amended to read:

Section 9.20 Limitation on Capital Expenditures. The Borrower shall not, and the Borrower shall not permit its Subsidiaries to, make Capital Expenditures, in the aggregate, in excess of (a) $7,500,000 from the Effective Date through the end of the calendar year ended December 31, 2009; (b) $55,000,000 for the calendar year ended December 31, 2010; (c) $75,000,000 for the calendar year ended December 31, 2011; and (d) $40,000,000 for each calendar year thereafter; provided that any amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year, with Capital Expenditures made during any fiscal year deemed first made in respect of amount permitted for such fiscal year and second made in respect of amounts carried over from the prior fiscal year.

Section 3. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

3.2 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

3.3 Payment by the Borrower of an amendment fee to the Administrative Agent for the account of each Lender returning its executed signature page to the Second Amendment prior to 3:00 p.m. (Houston time) November 3, 2010, in an amount equal to 0.05% of each such consenting Lender’s existing Commitments.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment. The parties agree that this Second Amendment is a Loan Document.

4.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 No Oral Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.5 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	WESTWAY GROUP, INC.

	By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

SIGNATURE PAGE 1

Second Amendment

GUARANTORS:	WESTWAY TERMINAL COMPANY LLC

	By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

WESTWAY TERMINAL CINCINNATI LLC

By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

WESTWAY FEED PRODUCTS, LLC

By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

WESTWAY HOLDINGS INTERNATIONAL, LLC

By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

WESTWAY INTERNATIONAL HOLDINGS, INC.

By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer

SIGNATURE PAGE 2

Second Amendment

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swing Line Lender

	By:	/s/ Kathryn G. Broussard
Name: Kathryn G. Broussard
Title: Senior Vice-President

SIGNATURE PAGE 3

Second Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kathryn G. Broussard
Name: Kathryn G. Broussard
Title: Senior Vice-President

REGIONS BANK

	By:	/s/ Bill Hinrichs
Name: Bill Hinrichs
Title: Sr. Vice President

CAPITAL ONE, N.A.

	By:	/s/ Katharine Kay
Name: Katharine Kay
Title: SVP

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

	By:	/s/ Robert M. Mandula
Name: Robert M. Mandula
Title: Managing Director

	By:	/s/ Izumi Fukushima
Name: Izumi Fukushima
Title: Executive Director

SIGNATURE PAGE 4

Second Amendment

SUNTRUST BANK

By:	/s/ Carmen Malizia
Name: Carmen Malizia
Title: Vice President

COMPASS BANK

By:	/s/ Frank Carvelli
Name: Frank Carvelli
Title: Vice President

WHITNEY NATIONAL BANK

By:	/s/ Eric B. Goebel
Name: Eric B. Goebel
Title: Vice President

COBANK ACB

By:	/s/ Milt Whipple
Name: Milt Whipple
Title: Vice President Agr. Business Banking Group

SOCIETE GENERALE

By:	/s/ Sebastien Ribatto
Name: Sebastien Ribatto
Title: Managing Director

SIGNATURE PAGE 5

Second Amendment